ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080254824-15
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/14/2008 8:00 AM
	Entity Number E0237972008-2

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Rescu Energy Resources, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	National Registered AgentInc. of NV Name 1000 East William Street, Suite 204 — Carson City — Nevada 89701 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 100 — Par value per share: $ 0.001 — Number of shares without par value: 0
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. John Stanton Name 3000 Bayport Drive, Ste 910 — Tampa — FL — 33607 Street Address — City — State — Zip Code 2. Alex Edwards Name 5025 W. Lemon Street — Tampa — FL — 33609 Street Address — City — State — Zip Code 3. Steven C. Rockefeller, Jr. Name 5025 W. Lemon Street — Tampa — FL — 33609 Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Produce and distribute renewable energy products especially biodiesel and ethanol.
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Alex Edwards — X [signature] Name — Signature 5025 W. Lemon Street — Tampa — FL — 33609 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. National Registered Agents, Inc. of NV X by Lindsey Klemencic Authorized Signature of R. A. or On Behalf of R. A. Company — 4/11/2008 Date Lindsey Klemencic/Assistant Secretary

This form must be accompanied by appropriate fees.